UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2014
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On May 7, 2014, Valmont Industries, Inc. announced that its board of directors has promoted Vik Bansal to the newly-created position of President and Chief Operating Officer of Valmont.  The appointment is effective July 1, 2014.  Mr. Bansal will become responsible for the daily operations of Valmont and will be reporting to Mogens Bay, Valmont’s Chairman and Chief Executive Officer.

Mr. Bansal, age 49, has been Group President of Valmont’s Global Engineered Infrastructure Products segment since January 2013.  He was President of Valmont’s businesses in the Asia-Pacific region residing in Sydney, Australia from December 2010 to December 2012.  He also previously held management positions in Eaton Corporation from June 2000 to September 2007 and OneSteel from October 2007 to December 2010.  He holds an electrical engineering degree from N.I.T.-India, an MBA from Deakin University in Australia, and completed his advanced Management Program from INSEAD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: May 7, 2014
By: /s/ Mark Jaksich
Name: Mark Jaksich
Title: Chief Financial Officer